                                                                   EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM T-1
                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(B)(2)

                       LASALLE BANK NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                  36-0884183
                               (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

               135 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                               ----------------

                             WILLIE J. MILLER, JR.
                          GROUP SENIOR VICE PRESIDENT
                       CHIEF LEGAL OFFICER AND SECRETARY
                           TELEPHONE: (312) 904-2018
                      135 SOUTH LASALLE STREET, SUITE 925
                            CHICAGO, ILLINOIS 60603
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                                  AMGEN INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           DELAWARE                 95-3540776
(STATE OR OTHER JURISDICTION OF  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  IDENTIFICATION NO.)

         ONE AMGEN CENTER DRIVE          91320-1789
       THOUSAND OAKS, CALIFORNIA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                               ----------------

                           LIQUID YIELD OPTION NOTES
                      (TITLE OF THE INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION*

      Furnish the following information as to the trustee:

       (a)Name and address of each examining or supervising authority to which it is subject.

          1. Comptroller of the Currency, Washington D.C.

          2. Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

       (b)Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

       NotApplicable
--------
* Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.  LIST OF EXHIBITS.

      List below all exhibits filed as part of this statement of eligibility and qualification.

       1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

       2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

       3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

       4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

       5. Not applicable.

       6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       8. Not applicable.

       9. Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 15th day of May, 2002.

                                              LASALLE BANK NATIONAL ASSOCIATION

                                              By:      /s/  JOHN W. PORTER
                                                  -----------------------------
                                                         JOHN W. PORTER
                                                         VICE PRESIDENT

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                              Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
ASSETS
 1.                                                                                       RCFD
     Cash and balances due from depository institutions (from Schedule RC-A):             ----
     a.  Noninterest-bearing balances and currency and coin (1)                           0081  1,333,143 1.a
     b.  Interest-bearing balances (2)                                                    0071     78,729 1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                       1754    395,373 2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)                     1773 18,927,357 2.b
 3.  Federal funds sold and securities purchased under agreements to resell
     a.  Federal funds sold in domestic offices                                           B987    180,465 3.a
     b.  Securities purchased under agreements to resell (3)                              B989     84,754 3.b
 4.  Loans and lease financing receivables (from schedule RC-C)
     a.  Loans and leases held for sale                                                   5369    199,270 4.a
     b.  Loans and leases, net of unearned income                        B528  31,674,538
     c.  LESS: Allowance for loan and lease losses                       3123     446,500                 4.c
     d.  Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                               B529 31,228,038 4.d
 5.  Trading assets (from Schedule RC-D)                                                  3545    482,147 5.
 6.  Premises and fixed assets (including capitalized leases)                             2145    263,683 6.
 7.  Other real estate owned (from Schedule RC-M)                                         2150     14,407 7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                                       2130          0 8.
 9.  Customers' liability to this bank on acceptances outstanding                         2155     10,088 9.
10.  Intangible assets (from Schedule RC-M)
     a.  Goodwill                                                                         3163    181,613 10.a
     b.  Other Intangible assets                                                          0426    220,918 10.b
11.  Other assets (from Schedule RC-F)                                                    2160  2,515,210 11.
12.  Total assets (sum of items 1 through 11)                                             2170 56,115,195 12.  56,115,195

--------
(1)Includes cash items in process of collection and unposted debits.
(2)Includes time certificates of deposit not held for trading.
(3)Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

                                                                         Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of                                              RCON
                                                                                           ----
      columns A and C from Schedule RC-E, part I)                                          2200 24,583,164  13.a
                                                                    RCON
                                                                    ----
      (1) Noninterest-bearing (1)                                   6631      4,075,357                     13.a.1
      (2) Interest-bearing                                          6636     20,507,807                     13.a.2 24,583,164
                                                                                           RCFN
                                                                                           ----
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
      Schedule RC-E, part II)                                                              2200  4,602,816  13.b
                                                                    RCFN
                                                                    ----
      (1) Noninterest-bearing                                       6631              0                     13.b.1
      (2) Interest-bearing                                          6636      4,602,816                     13.b.2
                                                                                           RCON
                                                                                           ----
14. Federal funds purchased and securities sold under agreements to repurchase:
    a.  Federal funds purchased in domestic offices (2)                                    B993  3,533,571  14.a
                                                                                           RCFD
                                                                                           ----
    b.  Securities sold under agreements to repurchase (3)                                 B995  4,596,088  14.b
15. Trading liabilities (from Schedule RC-D)                                               3548    203,410  15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases): From schedule RC-M                                                3190 10,867,041  16.
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                               2920     10,088  18.
19. Subordinated notes and debentures (4)                                                  3200    734,000  19.
20. Other liabilities (from Schedule RC-G)                                                 2930  2,728,895  20.
21. Total liabilities (sum of items 13 through 20)                                         2948 51,859,073  21.    51,859,073
22. Minority Interest in consolidated subsidiaries                                         3000     18,784  22.

EQUITY CAPITAL
                                                                                           RCFD
                                                                                           ----
23. Perpetual preferred stock and related surplus                                          3838    635,410  23.
24. Common stock                                                                           3230     41,234  24.
25. Surplus (exclude all surplus related to preferred stock)                               3839  1,905,825  25.
26. a.  Retained Earnings                                                                  3632  1,673,276  26.a
    b.  Accumulated Other Comprehensive income.(5)                                         B530    (18,407) 26.b
27. Other Equity capital components (6)                                                    3284          0  27.
28. Total equity capital (sum of items 23 through 27)                                      3210  4,237,338  28.     4,237,338
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28) 3300 56,115,195  29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes RCFD   NUMBER
    the most comprehensive level of auditing work performed for the bank by independent    ----   ------
    external auditors as of any date during 2001                                           6724      2      M.1

1 =Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm
4 =Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5 =Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =Review of the bank's financial statements by external auditors
7 =Compilation of the bank's financial statements by external auditors
8 =Other audit procedures (excluding tax preparation work)
9 =No external audit work
--------
(1)Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3)Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)Includes limited-life preferred stock and related surplus.
(5)Includes net unrealized holding gains (losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)Includes treasury stock and unearned Employee Stock Ownership plan shares.

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31 , 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):            RCFD
                                                                                        ----
    a.  Noninterest-bearing balances and currency and coin (1)                          0081  1,638,703 1.a
    b.  Interest-bearing balances (2)                                                   0071    171,868 1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)                      1754    467,230 2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)                    1773 18,113,967 2.b
 3. Federal funds sold and securities purchased under agreements to resell              1350    323,194 3.
 4. Loans and lease financing receivables:
    a.  Loans and leases held for sale                                                  5369    323,888 4.a
    b.  Loans and leases, net of unearned income (from
      Schedule RC-C)                                                   2122  31,080,207                 4.b
    c.  LESS: Allowance for loan and lease losses                      3128     443,495                 4.c
    d.  Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)                                              2125 30,636,712 4.d
 5. Trading assets (from Schedule RC-D)                                                 3545    380,868 5.
 6. Premises and fixed assets (including capitalized leases)                            2145    276,863 6.
 7. Other real estate owned (from Schedule RC-M)                                        2150     13,202 7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)                                                                      2130          0 8.
 9. Customers' liability to this bank on acceptances outstanding                        2155     11,927 9.
10. Intangible assets (from Schedule RC-M)
    a.  Goodwill                                                                        3163    181,636 10.a
    b.  Other Intangible assets                                                         0426    260,655 10.b
11. Other assets (from Schedule RC-F)                                                   2160  1,929,950 11.
12. Total assets (sum of items 1 through 11)                                            2170 54,730,663 12.  54,730,663

--------
(1)Includes cash items in process of collection and unposted debits.
(2)Includes time certificates of deposit not held for trading.

                                                                             Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of                                              RCON
                                                                                           ----
      columns A and C from Schedule RC-E, part I)                                          2200 24,962,920  13.a
                                                                     RCON
                                                                     ----
      (1) Noninterest-bearing (1)                                    6631     4,809,578                     13.a.1
      (2) Interest-bearing                                           6636    20,153,342                     13.a.2 24,962,920
                                                                                           RCFN
                                                                                           ----
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
      (from Schedule RC-E, part II)                                                        2200  4,225,541  13.b
                                                                     RCFN
                                                                     ----
      (1) Noninterest-bearing                                        6631             0                     13.b.1
      (2) Interest-bearing                                           6636     4,225,541                     13.b.2
                                                                                           RCFD
                                                                                           ----
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                          2800  5,838,350  14.
15. (from Schedule RC-D)                                                                   3548    136,157  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases): From schedule RC-M                                                3190 12,238,951  16
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                               2920     11,927  18.
19. Subordinated notes and debentures (2)                                                  3200    896,000  19.
20. Other liabilities (from Schedule RC-G)                                                 2930  2,303,386  20.
21. Total liabilities (sum of items 13 through 20)                                         2948 50,613,232  21.    50,613,232
22. Minority Interest in consolidated subsidiaries                                         3000     18,446  22.

EQUITY CAPITAL
                                                                                           RCFD
                                                                                           ----
23. Perpetual preferred stock and related surplus                                          3838    635,410  23.
24. Common stock                                                                           3230     41,234  24.
25. Surplus (exclude all surplus related to preferred stock)                               3839  1,903,169  25.
26. a.  Retained Earnings                                                                  3632  1,621,745  26.a
    b.  Accumulated Other Comprehensive income.(3)                                         B530   (102,573) 26.b
27. Other Equity capital components (4)                                                    3284          0  27.
28. Total equity capital (sum of items 23 through 27)                                      3210  4,098,985  28.     4,098,985
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28) 3300 54,730,663  29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes RCFD   NUMBER
    the most comprehensive level of auditing work performed for the bank by independent    ----   ------
    external auditors as of any date during 1999                                           6724     N/A     M.1

1 =Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.with generally accepted auditing standards by a certified public accounting firm
4 =Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5 =Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =Review of the bank's financial statements by external auditors
7 =Compilation of the bank's financial statements by external auditors
8 =Other audit procedures (excluding tax preparation work)
9 =No external audit work
--------
(1)Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)Includes limited-life preferred stock and related surplus.
(3)Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)Includes treasury stock and unearned Employee Stock Ownership plan shares.